Exhibit 99.1

MindMed Completes 1-for-15 Reverse Share Split

- Common shares will begin trading on a split-adjusted basis at market open on August 29, 2022 -

NEW YORK, August 26, 2022 — Mind Medicine (MindMed) Inc. (NASDAQ: MNMD), (NEO: MMED), (the “Company” or “MindMed”), a clinical stage biopharmaceutical company developing novel products to treat brain health disorders, today announced that its previously announced 1-for-15 reverse share split of the Company’s common shares, par value $0.001, became effective after the close of markets on August 26, 2022, with trading expected to begin on a split-adjusted basis on the Nasdaq and the Neo Exchange Inc. (the “NEO”) at market open on August 29, 2022. The common shares will continue to trade under the symbols “MNMD” on the Nasdaq and “MMED” on the NEO but are assigned CUSIP number 60255C885 and ISIN number CA60255C8850 following the reverse share split.

The listed warrants will continue to trade on the NEO under the symbols “MMED.WA”, “MMED.WR” and “MMED.WS”, as applicable, but are assigned CUSIP number 60255C166 and ISIN number CA60255C1665, CUSIP number 60255C174 and ISIN number CA60255C1749, and CUSIP number 60255C158 and ISIN number CA60255C1582, respectively, following the reverse share split. The listed warrants will be adjusted to reflect the reverse share split pursuant to the terms of their respective indentures and certificates, as applicable. All options, restricted share units, performance share units and deferred share units of the Company outstanding immediately prior to the reverse share split will be adjusted to reflect the reverse share split in accordance with the terms of their respective plans, as applicable.

The reverse share split is intended to enable the Company to achieve several important corporate objectives, give the Company greater flexibility in considering and planning for future potential business needs, and to address the Nasdaq minimum bid price requirement. In accordance with the Business Corporations Act (British Columbia), no fractional shares of common shares will be issued as a result of the reverse share split. Each fractional common share remaining upon the reverse share split that is less than 1/2 of a common share will be canceled and each fractional common share that is at least 1/2 of a common share will be changed to one whole common share.

Information for MindMed Shareholders

MindMed has chosen its transfer agent, Computershare Investor Services Inc. (“Computershare”), to act as exchange agent for the reverse share split. Shareholders owning shares via a bank, broker or other nominee will have their positions automatically adjusted to reflect the reverse share split and will not be required to take further action in connection with the reverse share split, subject to brokers’ particular processes. For those shareholders holding physical share certificates, Computershare will send a letter of transmittal providing instructions for exchanging those certificates for share certificates or direct registration advice representing the post-split number of shares.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel products to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative drug candidates, with and without acute perceptual effects, targeting the serotonin, dopamine and acetylcholine systems.

MindMed trades on NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

Forward-Looking Statements

Certain statements in this news release related to the Company constitute “forward-looking information” within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as “will”, “may”, “should”, “could”, “intend”, “estimate”, “plan”, “anticipate”, “expect”, “believe”, “potential” or “continue”, or the negative thereof or similar variations. Forward-looking information in this news release include, but are not limited to, statements regarding the reverse share split potentially enabling the Company to achieve corporate objectives, give the Company greater flexibility in considering and planning for future potential business needs, and to address the Nasdaq minimum bid price requirement. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; lack of product revenue; compliance with laws and regulations; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to herein and the risks described under the headings “Risk Factors” in the Company’s filings with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company’s profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission on EDGAR at www.sec.gov.

For Media: media@mindmed.co

For Investors: ir@mindmed.co